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                                  EXHIBIT 99.1

                         Contact: Haim Tsuff
                                  Chief Executive Officer
                                  713-621-3882
                                  ISRAMCO@WORDONLINE.NL
/FOR IMMEDIATE RELEASE/
                                  John Swanson
                                  Swanson Communications, Inc.
                                  516-671-8582

                   ISRAMCO, INC. REPORTS THIRD QUARTER RESULTS

HOUSTON, November 14, 2006 -- ISRAMCO, INC. (Nasdaq: ISRL -) reported today that third quarter 2006 revenues were $1,979,000, compared to $3,301,000 in the third quarter of 2005, a decrease of approximately 40%. Major components of revenues in the third quarter of 2006 were oil and gas sales, $599,000, revenues from the leasing of the MAGIC 1 cruise liner, $736,000, and net income of investee-affiliates, $267,000. Revenues for the nine months ended September 30, 2006 were $10,218,000 compared to $6,706,000 during the comparable period in 2005.

The Company reported net income of $582,000 for the third quarter of 2006 compared to $1,092,000 for the same period in 2005 and net income of $2,042,000 for the nine months ended September 30, 2006 compared to $801,000 for the comparable nine-month period in 2005.

The decrease in net income for the third quarter is primarily attributable to decreased net profits of our investee affiliates and the decline in gas production of our wells, offset by decreases in depreciation of the oil and gas properties and lower operating costs of the vessel. The decrease in the net profits of our investee affiliates is resulting from decreases in the values of the marketable securities held by those affiliates.

The increase in net income for the nine months ended September 30, 2006 is primarily attributable to a net gain in the settlement during the first quarter of 2006 of certain lawsuits that we initiated, the increase in net profits of our investee affiliates resulting from increases in the values of the marketable securities held by those affiliates, an increase in gain on marketable securities, partially offset by a decline in the volume of gas sales. These increases were partially offset by the impairment on the vessel.

        There are currently 2,717,891 shares of Common Stock issued and outstanding.


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Isramco's unaudited three-month and nine-month results are summarized below:

                         (in thousands, except for per share income)
                                         Three months                   Nine Months
                                      Ended September 30,            Ended September 30,
                                     ---------------------           -------------------
                                       2006         2005               2006       2005
                                     --------     --------           -------     -------
STATEMENT OF OPERATIONS

Revenues                             $ 1,979       $ 3,301           $10,218     $ 6,706

Total expenses                         1,286         1,959             7,217       5,655

Net income                               582         1,092             2,042         801

Earnings per Common Share            $  0.21       $  0.40           $  0.75     $  0.29


CASH FLOW DATA


                                                         NINE MONTHS ENDED SEPTEMBER 30,
                                                         -------------------------------
                                                            2006              2005
                                                         ------------       ------------

Net cash provided by operating activities                  $ 5,233            $   791

Net cash provided (used) in investing activities            (2,012)               269

Net cash used in financing activities                         (840)            (1,538)


BALANCE SHEET DATA


                                                  SEPTEMBER 30, 2006          DECEMBER 31, 2005
                                                  ------------------          -----------------

Current assets                                         $ 9,259                     $ 7,522

Total Assets                                            44,574                      38,615

Current Liabilities                                      5,211                       3,623

Total Liabilities                                       12,395                      10,122

Total Shareholders' Equity                              32,179                      28,493


                           FORWARD-LOOKING STATEMENTS


ALL STATEMENTS CONTAINED HEREIN, AS WELL AS ORAL STATEMENTS THAT MAY BE MADE BY THE COMPANY OR BY OFFICERS, DIRECTORS OR EMPLOYEES OF THE COMPANY ACTING ON THE COMPANY'S BEHALF, THAT ARE NOT STATEMENTS OF HISTORICAL FACT, CONSTITUTE "FORWARD-LOOKING STATEMENTS" AND ARE MADE PURSUANT TO THE SAFE-HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT COULD CAUSE THE ACTUAL RESULTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM THE HISTORICAL RESULTS OR FROM ANY FUTURE RESULTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH RISKS AND UNCERTAINTIES ARE OUTLINED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K/A FOR 2005, ITS QUARTERLY REPORTS ON FORM-10-Q, AND SUCH OTHER DOCUMENTS AS ARE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FROM TIME TO TIME. THE COMPANY IS NOT OBLIGATED TO REVISE OR UPDATE ANY FORWARD-LOOKING STATEMENTS IN ORDER TO REFLECT EVENTS OR CIRCUMSTANCES THAT MAY ARISE AFTER THE DATE OF THIS RELEASE.